Exhibit 21.1

                                   Percent
Subsidiaries of PHC, Inc.         Ownership         Type of Business

PHC of Michigan, Inc.                 100%       Psychiatric care
North Point-Pioneer, Inc.             100%       Psychiatric care /
                                                   Substance abuse
PHC of Virginia, Inc.                 100%       Substance abuse
Pivotal Research Centers, Inc.        100%       Clinical trials
PHC of Utah, Inc.                     100%       Substance abuse
PHC of Nevada, Inc.                   100%       Psychiatric care /
                                                   Substance abuse
Behavioral Health Online, Inc.        100%       Internet wellness services
Wellplace, Inc.                       100%       Community support services /
                                                   Employee assistance programs
Detroit Behavioral Institute, Inc.    100%       Adjudicated youth residential
Seven Hills Hospital, Inc.            100%       Psychiatric care
 (facility not yet opened)



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